EXHIBIT 23.1



                 CONSENT OF INDEPENDENT AUDITOR



I hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of my report dated February 16, 2006, relating to the financial statements of Renewable Assets, Inc. as of December 31, 2005 and 2004 and for each of the two years then ended respectively, and to the reference to my Firm under the caption of "Experts" in the Prospectus.





/s/Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
March 16, 2006